Exhibit 99.1
Indoor Harvest Corp Retains Broker-Dealer WealthForge

Houston, Texas, August 20, 2015 — Indoor Harvest Corp (OTCQB:INQD), through its brand name Indoor Harvest™, is a design build contractor, developer, marketer and direct-seller of commercial grade aeroponic and hydroponic fixtures and supporting systems for use in urban Controlled Environment Agriculture and Building Integrated Agriculture. The Company is pleased to announce that it has retained Wealthforge, LLC, an SEC-registered broker-dealer, to assist the Company in its upcoming Regulation D, Rule 506(c) generally solicited offering of its Series A Preferred Convertible Stock.

Indoor Harvest Corp has filed a Form D with the Securities and Exchange Commission in order to announce the offering of up to 5,000,000 shares of Series A Preferred Convertible stock at $1.00, for proceeds of up to $5,000,000. The offering, which is limited to independently verified Accredited Investors, is expected to launch on our before September 10, 2015.

WealthForge helps firms raising private capital utilizing automated technology that enables the compliant processing of private placements. Their solution takes a traditionally cumbersome, risk-laden and manual transaction and transforms it into a faster, easier and more compliant process.

The Company will launch its road show on September 10th at an event in Houston, Texas, hosted by EB5 Solutions. The Company will also be sponsoring and presenting at the Arcview Investor Forum September 29th-30th in Los Angeles, California. Accredited and institutional investors interested in attending these meetings should contact the Company for more information.

Consistent with the SEC's April 2013 guidance on using social media outlets like Facebook and Twitter to make corporate disclosures and announce key information in compliance with Regulation FD, Indoor Harvest is alerting investors and other members of the general public that Indoor Harvest will provide weekly updates on operations and progress through its social media on Facebook, Twitter and Youtube. Investors, potential investors and individuals interested in our company are encouraged to keep informed by following us on Twitter, YouTube or Facebook.

Facebook: http://www.facebook.com/indoorharvest
Twitter: http://www.twitter.com/indoorharvest
Youtube: http://www.youtube.com/indoorharvest

ABOUT WEALTHFORGE

WealthForge has become a leader in the private securities industry, overseeing more than a billion dollars in private placement offerings. They provide an integrated solution of risk management, standardized processing and automated technology for issuers, broker-dealers and other intermediaries currently raising private capital. WealthForge provides the services needed to maintain full compliance throughout the transaction process including deal and investor due diligence, background checks, flow of funds and more. For more information about how WealthForge can help simplify the process of raising private capital, please visit www.wealthforge.com.

ABOUT INDOOR HARVEST CORP

Indoor Harvest Corp, through its brand name Indoor Harvest™, is an emerging design build contractor and OEM manufacturer of commercial aeroponic and hydroponic system fixtures and framing systems for use in Controlled Environment Agriculture and Building Integrated Agriculture. Our patent pending aeroponic fixtures are based upon a modular concept in which primary components are interchangeable. We are developing our aeroponic and hydroponic systems for use by both horticulture enthusiasts and commercial operators who seek to utilize aeroponic and hydroponic vertical farming methods within a controlled indoor environment. Please visit our website at http://www.indoorharvest.com for more information about our Company.

FORWARD LOOKING STATEMENTS

This release contains certain "forward-looking statements" relating to the business of Indoor Harvest and its subsidiary companies, which can be identified by the use of forward-looking terminology such as "estimates," "believes," "anticipates," "intends," expects" and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Indoor Harvest's current expectations and beliefs concerning future developments and their potential effects on Indoor Harvest. There can be no assurance that future developments affecting Indoor Harvest will be those anticipated by Indoor Harvest. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Indoor Harvest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts:

Indoor Harvest Corp
CEO, Mr. Chad Sykes
713-410-7903
ccsykes@indoorharvest.com